EXHIBIT 24.2

                     CONSENT OF RAIMONDO, PETTIT & GLASSMAN


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                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in this registration statement of NuOasis Gaming, Inc. on Form S-8 (File No. 0-18224) of our report dated October 31, 1996, on our audit of the consolidated financial statements of NuOasis Gaming, Inc. as of June 30, 1996, which report included an explanatory paragraph with respect to substantial doubt existing about the Company's ability to continue as a going concern and is included in the Annual Report on Form 10- KSB filed with the Securities and Exchange Commission on or about November 22, 1996. We also consent to the reference to our firm under the caption "Experts".

                                        /s/  Raimondo, Pettit & Glassman
                                             ----------------------------------
                                             RAIMONDO, PETTIT & GLASSMAN

Torrance, California
May 15, 1997

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